As filed with the U.S. Securities and Exchange Commission on March 11, 2021.

Registration No. 333-253661

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAST ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	6770	86-1258014
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

109 Old Branchville Road
Ridgefield, Connecticut 06877
(201) 956-1969

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sandy Beall
Chief Executive Officer
109 Old Branchville Road
Ridgefield, Connecticut 06877
(201) 956-1969

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew L. Fabens Stefan G. dePozsgay Evan D’Amico Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Tel: (212) 351-4000	Joel L. Rubinstein Elliott M. Smith White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-quarter of one redeemable warrant(2)	23,000,000 Units	$10.00	$230,000,000	$25,093.00
Shares of Class A common stock included as part of the units(3)	23,000,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	5,750,000 Warrants	—	—	—	(4)
Total			$230,000,000	$25,093.00	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,000,000 units, consisting of 3,000,000 shares of Class A common stock and 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933.
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

FAST Acquisition Corp. II is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-253661) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a)  Exhibits.    The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.**
3.2	Form of Amended and Restated Certificate of Incorporation.**
3.3	By Laws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Class A Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Gibson, Dunn & Crutcher LLP.*
10.1	Form of Letter Agreement among the Registrant, FAST Sponsor II LLC and each of the officers and directors of the Registrant.**
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.3	Form of Registration Rights Agreement among the Registrant, FAST Sponsor II LLC and the Holders signatory thereto.**
10.4	Form of Private Placement Warrants Purchase Agreement among the Registrant and FAST Sponsor II LLC.**
10.5	Form of Indemnity Agreement.**
10.6	Promissory Note issued to FAST Sponsor II LLC.**
10.7	Securities Subscription Agreement between FAST Sponsor II LLC and FAST Acquisition Corp. II.**
10.8	Administrative Services Agreement between the Registrant, FAST Acquisition Corp. II and FAST Sponsor II LLC.**
14	Form of Code of Business Conduct and Ethics.**
23.1	Consent of WithumSmith+Brown, PC.**
23.2	Consent of Gibson, Dunn & Crutcher LLP (included on Exhibit 5.1).*
24	Power of Attorney.**
99.1	Form of Audit Committee Charter.**
99.2	Form of Compensation Committee Charter.**
99.3	Form of Nominating and Corporate Governance Committee Charter.**
99.4	Consent of Kevin Michael Reddy.**
99.5	Consent of Ramin Arani.**
99.6	Consent of Michael Lastoria.**
99.7	Consent of Alice Elliot.**
99.8	Consent of Sandy Beall.**
99.9	Consent of Eugene Remm**
99.10	Consent of Steve Kassin.**
99.11	Consent of Sanjay Chadda.**
99.12	Consent of Cliff Moskowitz.**

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 11th day of March, 2021.

FAST ACQUISITION CORP. II

By:	/s/ Sandy Beall
Sandy Beall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Sandy Beall	Chief Executive Officer	March 11, 2021
Sandy Beall	(Principal Executive Officer)

/s/ Garrett Schreiber	Chief Financial Officer	March 11, 2021
Garrett Schreiber	(Principal Financial and Accounting Officer)

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